Exhibit 10.1
SECOND AMENDMENT TO THE
CAMPBELL SOUP COMPANY
SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

THIS SECOND AMENDMENT to the Campbell Soup Company Supplemental Employees’ Retirement Plan (the “Plan”) is effective as of March 10, 2026.

WHEREAS, the Plan was amended and restated effective January 1, 2009, and subsequently amended thereafter effective as of December 31, 2010;

WHEREAS, Section 8 gives the Company (now known as The Campbell’s Company) the authority to amend the Plan at any time.

NOW, THEREFORE, the Plan is amended, effective as of March 10, 2026, as follows:

1.Section 2 is hereby amended to add new Sections 2(c) and (d) at the end to read as follows:

(c) VERP Benefits. Participants who are eligible to retire and elect to terminate employment on a separation date designated by the Company under the Campbell’s Company 2026 Voluntary Early Retirement Program (the “VERP”) are eligible to receive additional VERP benefits under the Pension Plan and if applicable, the Plan, notwithstanding any provision in the Pension Plan or the Plan to the contrary. Benefits under the VERP are in addition to any other benefits to which the Participant is entitled under the Plan and will be paid at the same time and in the same form as otherwise determined in accordance with the applicable provisions of the Plan.

(d) Termination of Service Credit and SERP Benefits. All Service Credit under Section 4(b) of the Plan and accrual of any future SERP Benefits as determined under Section 5 of the Plan shall cease as of July 31, 2028 for any service performed thereafter for those Participants who (i) participate in the Pension Plan and (ii) also cease Pay Credit (as defined under the Pension Plan) accruals in the Pension Plan as of July 31, 2028. Notwithstanding any provision in this Plan to the contrary, all Participants who terminate employment prior to August 1, 2028 shall have their SERP Benefits determined in accordance with Section 5 of the Plan and those Participants employed on or after August 1, 2028 shall have any 2028 SERP Benefits determined in accordance with Section 5 of the Plan based on such Participant’s compensation received for the period of January 1, 2028 through July 31, 2028, as reasonably determined by the Committee.

IN WITNESS WHEREOF, this instrument has been executed on 29 of April, 2026.

The Campbell’s Company

By: /s/ Diane Johnson May
Diane Johnson May
Executive Vice President and Chief People
and Culture Officer